Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated May 14, 2025, relating to the combined financial statements of GIBO Holdings Limited and its subsidiaries as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

May 14, 2025

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